Exhibit 10.19

SERVICES AGREEMENT BETWEEN SCIENCE TO BUSINESS TECHNOLOGY PARK AND CORETHERAPIX

SUMMARY OF THE TERMS AND CONDITIONS

Parties	Vivotecnia Research, SL (the Company) Fundación Science to Business Technology Park (the Foundation) Coretherapix, SLU. (the Entity)

Assignment

Since on the service agreement (the Agreement) signature date the Foundation was still in process of incorporation, the Parties agreed that the latter would subrogate in the rights and obligations assumed by the Company as soon as it acquire full legal capacity

Date of signature	30 October 2014

Purpose

The Company/the Foundation shall render to the Entity the services and supplies described under Annex I and II of the Agreement (the Services) which include, among others:

(a)         the granting of a non-exclusive right to use the premises described in Annex I of the Agreement (the Premises), of which the Company is a lessee;

(b)         the use and availability of a number of common spaces; and

(c)          certain services to take place in the Premises.

Use of the Premises

The Premises may only be used for such activity as the Entity may have been granted a license for (the Activity).  Likewise, Entity will inform the Company/the Foundation within a three-month period should any change in the activity occurs, including a certification that it has requested to the competent authorities any necessary license to that end

Price and payment	5,000 euros per month (VAT excluded), to be revised annually by any variation of the Spanish CPI. Payment is to take place (in advance) on a monthly basis, within the first 10 days of each month

Term

3-year period from the Agreement signature date, provided however, that:

(a)         the Foundation may terminate the Agreement by giving a six-months prior written notice to the Entity explaining the reasons for such earlier termination; and

(b)         the Entity may terminate the Agreement at its sole discretion on December 31, 2015 or December 31, 2016, by giving a two-months prior written notice to the Foundation

Entity’s obligations

(a)         Obtain the relevant licenses and permits from the competent authorities in order to develop the Activity.

(b)         Commence the Activity within a maximum of one-month from the Agreement signature date.

(c)          Satisfy the Price as well as all of the cost, expenses, liens and encumbrances that may be levied on the Activity.

(d)         Satisfy the social security contributions of the employees working at the Premises and those assigned to the Activity.

(e)          Pay all the expenses related to the uses, consumption and suppliers, with the exception of those related to any structural or infrastructural change in the Premises, which shall be borne by the Company/the Foundation.

(f)           Carry out, at its own cost, any adaptations and installations not available which may be required to develop of the Activity, as well as their maintenance and repair, including those which may affect persons, nearer facilities or the building.

(g)          Allow the execution by the Company/the Foundation of any work that they may consider necessary in connection with the Premises or the incubator as a whole.

(h)         Comply with any regulations set out by the Company/the Foundation or the GPS (i.e. Procedure and Services of the Incubator Guide).

(i)             Facilitate inspection visits by the Company/the Foundation.

(j)            Return the Premises and any other furniture and fittings to the Company/the Foundation on the termination of the Agreement in the same conditions in which the Entity received them, ordinary wear and tear excepted.

(k)         Subscribe a civil liability policy for at least 150,000 euros, which must be in force throughout the term of the Agreement.

Entity’s prohibitions

(a)         Assign the Agreement, as well as lease or sublease the Premises without the prior written consent of the Company/the Foundation.

(b)         Introduce into the local machinery or alter the electric power which is inconsistent with the Activity without the Company/the Foundation consent.

(c)          Inactivity during a period of two or more months.

(d)         Install special equipment without the prior written consent of the Company/the Foundation.

(e)          Exceed any limits which may have been set out in the Agreement or the GPS.

(f)           Install any electric equipment which may consume more power that such allowed by the Company/the Foundation (as provided in the Annexes to the Agreement and the GPS).

Termination

(a)         By mutual agreement of the Parties.

(b)         Extinction of the legal personality of the Entity.

(c)          Breach of obligations in connection with the use of the Premises or the obtaining of any permits/licenses

(d)         Nonpayment of the Price or any other economic obligation under the Agreement.

(e)          Noncompliance by the Entity of the provisions regarding its obligations and prohibitions.

(f)           Serious breach of the rules of coexistence included in the GPS or as otherwise published by the Company/the Foundation.

Guarantee Fund

The Entity shall pay on the first month of the term of the Agreement, jointly with the Price, Euro 10,000 that will be withheld by the Company/the Foundation until the termination of the Agreement.

Such amount guarantees fulfillment by the Entity of its obligations under the Agreement, and will be returned within 1 month following termination, provided Entity has fully complied with its obligations.

Assignment	Entity shall require the prior written consent of the Company/the Foundation to assign its rights and obligations under the Agreement.

Applicable Law	Spanish Law

Jurisdiction	Courts of Madrid